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Exhibit 10.1
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      NOTICE OF MODIFICATION TO THE FOURTH AMENDMENT TO SECURITY AGREEMENT
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Letterhead of Mercantile-Safe Deposit & Trust Company


October 25, 2000


Ms. Susan L. Rosebery
Environmental Elements Corporation
P.O. Box 1318
3700 Koppers Street
Baltimore, Maryland 21203

Dear Susan:

Reference is made to the Revolving Credit and Letter of Credit Agreement dated November 24, 1993 by and among Environmental Elements Corporation and Mercantile-Safe Deposit and Trust Company as amended, most particularly the Fourth Amendment dated August 31, 1999. This is to confirm that Mercantile is hereby extending the Line of Credit Termination Date specified in Section 2(E) of the Fourth Amendment from July 1, 2001 to December 31, 2001.

All other terms and conditions of the Agreement as amended are to remain unchanged.

Sincerely,

Philip G. Enstice